PROMISSORY NOTE
                                 (SUBORDINATED)

$7,700,000.00                                                Scottsdale, Arizona
                                                              September 30, 1997

         FOR VALUE RECEIVED, the undersigned, DENAMERICA CORP., a Georgia corporation ("Borrower"), whose address is 7373 North Scottsdale Road, Suite D-120, Scottsdale, Arizona 85253 promises to pay to the order of CNL GROWTH CORP., a Florida corporation, as agent for CNL Income & Growth Fund, Ltd., a Florida limited partnership, CNL Income & Growth Fund II, Ltd., a Florida limited partnership, and Denglass Restaurants Real Estate Joint Venture, a Florida general partnership, (hereinafter referred to in such capacity as "Agent") whose address is 400 E. South Street, Suite 500, Orlando, Florida 32801, the principal sum of Seven Million Seven Hundred Thousand and No/100 Dollars ($7,700,000.00), together with interest at the rate of nine percent (9%) per annum on the principal balance from time to time remaining unpaid from the date first written above in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of payment; said principal and interest to be paid over a term, at the times, and in the following manner:

         Borrower shall make forty (40) equal consecutive quarterly payments of principal and interest in the amount of Two Hundred Ninety-Three Thousand Nine-Hundred Sixty-Five and 82/100 Dollars ($293,965.82) which shall be due and payable on the 30th day of December, March, June and September commencing on December 30, 1997 and continuing through and including September 30, 2007.

         Both principal and interest hereunder shall be payable at the offices of Agent at 400 E. South Street, Suite 500, Orlando, Florida 32801 or at such other place, either within or without the State of Florida, as Agent may from time to time designate.

         Borrower may prepay this Note in whole or in part at any time without any prepayment premium, penalty or fee whatsoever. Prepayments will be applied to the principal balance of the loan in inverse order of maturity.

         If any payment is not made within ten (10) days after the due date hereunder, whether at its stated maturity, by acceleration or otherwise, Borrower shall pay to Agent on demand a late charge equal to two percent (2%) of the amount of such delinquent payment plus interest on the principal amount of such delinquent payment from the day when due until the day when paid at the lesser of fourteen percent (14%) per annum or the highest rate allowed by law.

         All payments made hereunder shall at Agent's option be applied first to late charges and other charges due hereunder and under the Loan and Security Agreement of even date herewith, then to interest and then to principal.

         In no event shall the amount of interest due or payment in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by Borrower or received by Agent, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Agent, in writing, that Borrower elects to have such excess sum returned to it forthwith.

         This Note is secured by a Loan and Security Agreement, UCC-1 Financing Statements, Leasehold Mortgages and other loan documents executed by Borrower, all of even date herewith, encumbering certain assets of Borrower, more particularly described therein (the "Loan Documents"). The Loan Documents set forth terms and provisions which may constitute grounds for acceleration of the indebtedness represented by this Note, and additional remedies in the event of default hereunder.

         If default be made in the payment of any of the sums or interest mentioned herein or in the Loan Documents, which default is not cured within ten
(10) days after Borrower's receipt of written notice of same from Agent, or if default be made in the performance of or compliance with any of the covenants and conditions contained herein or in the Loan Documents, which default is not cured within thirty (30) days after Borrower's receipt of written notice of same from Agent (provided that if such default cannot reasonably be cured within such thirty (30) day period, then Borrower shall have up to an additional thirty (30) days to cure such default as long as Borrower is proceeding at all times with due diligence to cure such default), then in any or all of such events, at the option of Agent, the entire amount of principal of this Note, together with all interest then accrued, shall become and be immediately due and payable, without further notice or demand of any kind. In addition, upon the occurrence of any such default, Agent shall have all other rights and remedies existing in Agent's favor at law or in equity. The rights and remedies of Agent as provided herein, and at law and in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Agent. Failure on the part of Agent to exercise any right granted herein or in the Loan Documents shall not constitute a waiver of such right or preclude the subsequent exercise thereof.

         No payment shall be made on account of principal, interest, late or other charges hereunder upon the final maturity of all of the Senior Indebtedness (as hereinafter defined) by lapse of time, acceleration, demand or otherwise, resulting from an Event of Default under Sections 8.1(a) or 8.1(e) of the Credit Agreement (as hereinafter defined), unless and until all amounts thereof and interest thereon shall first be paid in full. The "Senior Indebtedness" shall mean all "Obligations" payable by Borrower as such term is defined in that certain Credit Agreement dated as of February 29, 1996 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement") among Borrower, the banks party thereto from time to time (collectively, the "Banks") and Banque Paribas, as agent for the Banks (together with its successors in such capacity under the Credit Agreement, the "Senior
Agent"). Borrower and Agent intend for the Banks and Senior Agent to be third-party
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
beneficiaries of the subordination provisions contained in this paragraph. The subordination provisions contained in this paragraph shall not be amended without the prior written consent of Senior Agent.

         In the event this Note is placed in the hands of any attorney for collection, or in case Agent shall become a party either as plaintiff or as defendant in any suit or legal proceeding in relation to the property described or the lien created in the Loan Documents, or for the recovery or protection of the indebtedness represented by this Note, or the property given as security therefor, Borrower will repay, on demand, all costs and expenses arising therefrom including, without limitation, reasonable attorney fees, together with all attorney fees, costs and expenses incurred by Agent in connection with any such proceeding including, but not limited to, any bankruptcy proceeding involving any person liable hereunder or any person who might now have or hereafter acquire a record interest or other interest in the mortgaged property, whether or not there exists any default hereunder, including by way of example, but without limitation, all attorney fees, costs, and expenses incurred in connection with motions for relief from the automatic stay and adequate protection, proofs of claim and objections thereto, motions to dismiss or convert bankruptcy cases, approval of disclosure statements and objections thereto, confirmation of plans of reorganization and objections thereto, litigation involving preference and other avoidance powers, motions to value collateral, objections to the sale or use of collateral, and any and all other matters pertaining to any bankruptcy case affecting this Note, the Loan Documents or the enforcement thereof, together with interest on such costs and expenses until paid at the lesser of fourteen percent (14%) per annum or the highest rate allowed by law.

         The maker, endorsers and guarantors hereof, if any, and all others who may be or become liable for all or any part of the obligation represented by this Note, severally waive presentment and demand for payment, dishonor, notice of dishonor, protest, notice of protest and non-payment, and consent to any number of renewals or extensions of time of payment hereof, except as otherwise may be provided in this Note or in the Loan and Security Agreement between the parties of even date herewith. Any such renewals or extensions of time may be made without notice to any of said parties and without affecting their liability. In addition, each maker, endorser, or guarantor and all others who may be or become liable for all or any part of the obligation represented by this Note agree that Agent may without notice, and without regard to the consideration, if any, paid therefor, release or substitute any part of the property given as security for the repayment of the indebtedness represented hereby without releasing any other property given as security for such indebtedness or may release any person liable for the repayment of the indebtedness represented hereby without releasing any other person obligated on or for the repayment of the indebtedness represented by this Note.

         If and whenever this Note shall be assigned and transferred, or negotiated, the holder hereof shall be deemed "Agent" for all purposes under this Note.
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
         In any suit, action or proceeding concerning the rights and obligations created hereunder, the prevailing party shall recover its costs (including attorney fees at all levels of proceedings) from the non-prevailing party.

         The loan evidenced hereby has been made, and the obligations of Borrower hereunder are to be performed, in the State of Florida and this Note shall be governed by and construed under the laws of such state. Borrower hereby agrees that the jurisdiction and venue of any action at law or in equity in connection with this Note may lie in a court of competent jurisdiction in and for Orange County, Florida and Borrower hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any Florida court or federal court of the United States of America sitting in Orlando, Florida, and any related appellate court, and hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such an action in any such court.

         Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.


                                           DENAMERICA CORP., a Georgia
                                           corporation

                                           By:  /s/ Robert J. Gentz
                                              ----------------------------
                                           Name:  Robert J. Gentz
                                                --------------------------
                                           Title: Sr. Vice President
                                                 -------------------------

STATE OF ARIZONA
COUNTY OF Maricopa

         The foregoing instrument was acknowledged before me this 30th day of September, 1997 by Robert Gentz, as the _______________________ of DENAMERICA CORP., a Georgia corporation, on behalf of the corporation. He/she is personally known to me or produced the following identification: Florida Driver License # G532-770-49-415-0

                                             /s/ Nancy G. Houston
                                             --------------------------------
                                             Name:  Nancy G. Houston
         (NOTARY SEAL)                       Notary Public-State of Arizona
                                             Commission No.:_________________
         OFFICIAL SEAL                       My Commission Expires: 7/20/2000
       NANCY G. HOUSTON
NOTARY PUBLIC - STATE OF ARIZONA
       MARICOPA COUNTY
   My Comm. Expires 7/20/00
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